Callaway Golf Company Announces Fourth Quarter And Full Year 2012 Results And Provides 2013 Guidance

- 2012 Fourth Quarter net sales of $118 million and pro forma loss per share of $0.49 are consistent with the Company's guidance last quarter. GAAP loss per share of $1.03.

- 2012 Full Year net sales of $832 million and pro forma loss per share of $0.78. GAAP loss per share of $1.98.

- Callaway estimates full year 2013 net sales of approximately $850 million; pro forma net income at breakeven; and pro forma loss per share of $0.04.

CARLSBAD, Calif., Jan. 30, 2013 /PRNewswire/ -- Callaway Golf Company (NYSE:ELY) today announced its fourth quarter and full year 2012 financial results.

GAAP RESULTS.

For the fourth quarter of 2012, the Company reported the following results:

Dollars in millions except per share amounts	2012	% of Sales	2011	% of Sales	Improvement / (Decline)
Net Sales	$118	-	$154	-	($36)
Gross Profit	$8	7%	$38	24%	($30)
Operating Expenses	$80	67%	$87	57%	$7
Operating Loss	($71)	(61%)	($50)	(32%)	($21)
Loss per share	($1.03)	-	($1.01)	-	(0.02)

For the full year 2012, the Company reported the following results:

Dollars in millions except per share amounts	2012	% of Sales	2011	% of Sales	Improvement / (Decline)
Net Sales	$832	-	$887	-	($55)
Gross Profit	$247	30%	$311	35%	($64)
Operating Expenses	$364	44%	$392	44%	$28
Operating Loss	($117)	(14%)	($81)	(9%)	($36)
Loss per share	($1.98)	-	($2.82)	-	$0.84

NON-GAAP PRO FORMA FINANCIAL RESULTS.

In addition to the Company's results prepared in accordance with GAAP, the Company has also provided additional information concerning its results on a non-GAAP pro forma basis. The manner in which the non-GAAP information is derived is discussed in more detail toward the end of this release and the Company has provided in the tables to this release a reconciliation of this non-GAAP information to the most directly comparable GAAP information.

For the fourth quarter of 2012, the Company reported the following non-GAAP pro forma results:

Dollars in millions except per share amounts	2012	% of Sales	2011	% of Sales	Improvement / (Decline)
Net Sales	$118	-	$154	-	($36)
Gross Profit	$16	14%	$41	27%	($25)
Operating Expenses	$74	62%	$79	51%	$5
Operating Loss	($57)	(49%)	($38)	(25%)	($19)
Loss per share	($0.49)	-	($0.41)	-	($0.08)

For the full year 2012, the Company reported the following non-GAAP pro forma results:

Dollars in millions except per share amounts	2012	% of Sales	2011	% of Sales	Improvement / (Decline)
Net Sales	$832	-	$887	-	($55)
Gross Profit	$283	34%	$333	38%	($50)
Operating Expenses	$353	42%	$373	42%	$20
Operating Loss	($70)	(8%)	($40)	(4%)	($30)
Loss per share	($0.78)	-	($0.63)	-	($0.15)

"Our pro forma financial results for the fourth quarter and full year reflect both the previously reported challenges our business faced during 2012 as well as the actions we took during the year to prepare our business for a turnaround in 2013," commented Chip Brewer, President and Chief Executive Officer. "While our 2012 financial results were disappointing, as I look back on the year, I am very pleased with the pace and direction of change we implemented. During 2012, we made several key additions to the senior management team, sold the Top-Flite and Ben Hogan brands, licensed our footwear and apparel businesses, began transitioning our GPS business to a third party model, strengthened our presence on tour worldwide, restructured our Americas and European sales organizations, improved our manufacturing and supply chains, re-energized our global product development team, overhauled our approach to global marketing, refinanced a majority of our outstanding convertible preferred stock with less expensive 3.75% convertible debt and implemented major reductions in force and other cost reductions which should result in annualized savings of $60 million. These changes are also driving cultural and behavioral changes at Callaway which, along with our renewed focus on our core golf clubs and golf ball businesses, should serve as the keystone to our turnaround."

"Looking forward, I am encouraged on several fronts," continued Mr. Brewer. "On a macro basis, we continue to anticipate a slow but steady market recovery in the U.S. as well as growth opportunities in Asia. During the second half of 2012, we saw stabilization of our overall market share and lower retail inventory as a result of improved sell-through performance in most of our key markets. Additionally, we are encouraged with the early response we've received on our 2013 product line and marketing message. Our expectation is to re-gain hard goods market share in each of our major markets (Americas, East Asia, Southeast Asia Pacific and Europe). Despite this optimism, we remain mindful that there is much work to be done, we continue to anticipate an extremely competitive market place, and we know that our success ultimately will be determined by the consumer as measured by both sell-through and customer loyalty generated from our product performance and brand appeal. All things considered, I remain confident in our turnaround plans and optimistic on our long-term outlook. All of us at Callaway are excited for the start of the 2013 season."

Business Outlook

The Company provided guidance for the full year and first half of 2013 as follows:

Net Sales

The Company estimates that net sales for the full year 2013 will be approximately $850 million compared to $832 million in 2012. Net sales related to the Company's continuing brands and business were $772 million in 2012, with net sales relating to the brands and businesses that were sold or transitioned to a third party model of approximately $60 million.

The Company estimates that net sales for the first half of 2013 will be approximately $555 million compared to $566 million in 2012. The Company's estimated net sales for the first half of 2013 would represent an increase of 7% over the first half 2012 net sales of $519 million related to the Company's continuing brands and business.

Earnings

The Company estimates that 2013 full year non-GAAP pro-forma net income will be breakeven with a non-GAAP pro forma loss per share of $0.04 due to the impact of dividends paid on the Company's outstanding convertible preferred stock. In 2012, the Company's non-GAAP pro forma loss was $43.9 million with a non-GAAP pro forma loss per share of $0.78.

The Company estimates that first half 2013 non-GAAP pro forma net income will be approximately $28 million (an increase of 33% compared to $21 million for the same period last year) and that non-GAAP pro forma earnings per share will be approximately $0.33 per share as compared to $0.25 per share for the first half of 2012.

The non-GAAP pro forma estimates of net income and earnings per share exclude for 2013 carryover charges related to the Company's prior cost-reduction initiatives and exclude for 2012 gains and charges relating to the sale of the Top Flite/Ben Hogan brands and the cost-reduction initiatives. The pro forma estimates for both 2013 and 2012 are based upon an assumed tax rate of 38.5%. The schedules to this release include a reconciliation of the non-GAAP information to the most directly comparable GAAP information.

Conference Call and Webcast

The Company will be holding a conference call at 2:00 p.m. PST today to discuss the Company's financial results, business and outlook for 2013. The call will be broadcast live over the Internet and can be accessed at www.callawaygolf.com. To listen to the call, please go to the website at least 15 minutes before the call to register and for instructions on how to access the broadcast. A replay of the conference call will be available approximately three hours after the call ends, and will remain available through 9:00 p.m. PST on Wednesday, February 6, 2013. The replay may be accessed through the Internet at www.callawaygolf.com or by telephone by calling 1-855-859-2056 toll free for calls originating within the United States or 404-537-3406 for International calls. The replay pass code is 90593160.

Non-GAAP Pro Forma Information: The GAAP results contained in this press release and the financial statement schedules attached to this press release have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). To supplement the GAAP results, the Company has provided certain non-GAAP pro forma financial information. The non-GAAP financial information included in the press release and attached schedules present certain of the Company's financial results excluding charges for (i) the Company's global operations strategy, (ii) non-cash impairment charges, (iii) non-cash tax adjustments relating to or as a result of the establishment of a deferred tax valuation allowance, (iv) restructuring charges, (v) the gain on the sale of three buildings, (vi) the gain recognized in connection with the sale of the Top-Flite and Ben Hogan brands, and (vii) the cost-reduction initiatives. In addition, the Company also provided additional non–GAAP information about its results, excluding interest, taxes, depreciation and amortization expenses as well as impairment charges ("Adjusted EBITDA"). For comparative purposes, the Company applied an annualized statutory tax rate of 38.5% to derive the non-GAAP earnings/loss per share and Adjusted EBITDA. The non-GAAP information should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP. The non-GAAP information may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management uses such non-GAAP information for financial and operational decision-making purposes and as a means to evaluate period over period comparisons and in forecasting the Company's business going forward. Management believes that the presentation of such non-GAAP information, when considered in conjunction with the most directly comparable GAAP information, provides additional useful comparative information for investors in their assessment of the underlying performance of the Company's business without regard to these items. The Company has provided reconciling information in the attached schedules.

Forward-Looking Statements: Statements used in this press release that relate to future plans, events, financial results, performance or prospects, including statements relating to the estimated sales, income and per share results for 2013, the estimated savings or charges (or timing thereof) related to the cost-reduction initiatives, future market recovery, growth opportunities, or market share gains, success of the 2013 product line, the Company's recovery/turnaround, and long-term outlook are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These statements are based upon current information and expectations. Accurately estimating the forward-looking statements is based upon various risks and unknowns including delays, difficulties, or increased costs in implementing the cost-reduction initiatives, consumer acceptance of and demand for the Company's products, the level of promotional activity in the marketplace, as well as future consumer discretionary purchasing activity, which can be significantly adversely affected by unfavorable economic or market conditions, as well as future changes in foreign currency exchange rates. Actual results may differ materially from those estimated or anticipated as a result of these unknowns or other risks and uncertainties, including continued compliance with the terms of the Company's credit facility; delays, difficulties or increased costs in the supply of components needed to manufacture the Company's products or in manufacturing the Company's products; adverse weather conditions and seasonality; any rule changes or other actions taken by the USGA or other golf association that could have an adverse impact upon demand or supply of the Company's products; a decrease in participation levels in golf; and the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company's products or on the Company's ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties that could affect these statements, the golf industry, and the Company's business, see the Company's Annual Report on Form 10-K for the year ended December 31, 2011 as well as other risks and uncertainties detailed from time to time in the Company's reports on Forms 10-Q and 8-K subsequently filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Callaway Golf

Through an unwavering commitment to innovation, Callaway Golf Company (NYSE:ELY) creates products designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells golf accessories, under the Callaway Golf® and Odyssey® brands worldwide. For more information please visit www.callawaygolf.com or shop.callawaygolf.com.

Contacts:	Brad Holiday
Patrick Burke
(760) 931-1771

(Logo: http://photos.prnewswire.com/prnh/20091203/CGLOGO)

Callaway Golf Company
Consolidated Condensed Balance Sheets
(In thousands)
(Unaudited)

	December 31,	December 31,
	2012	2011

ASSETS
Current assets:
Cash and cash equivalents	$ 52,003	$ 43,023
Accounts receivable, net	89,272	115,673
Inventories	212,563	233,070
Deferred taxes, net	4,170	4,029
Income taxes receivable	1,810	3,654
Assets held for sale	2,396	-
Other current assets	23,811	19,880
Total current assets	386,025	419,329

Property, plant and equipment, net	89,093	117,147
Intangible assets, net	118,223	151,138
Other assets	43,324	39,498
Total assets	$ 636,665	$ 727,112

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 129,021	$ 129,193
Accrued employee compensation and benefits	20,171	23,785
Accrued warranty expense	7,539	8,140
Income tax liabilities	4,357	6,666
Total current liabilities	161,088	167,784

Long-term liabilities	155,126	46,514
Shareholders' equity	320,451	512,814
Total liabilities and shareholders' equity	$ 636,665	$ 727,112

Callaway Golf Company
Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Quarter Ended
	December 31,
	2012	2011

Net sales	$ 117,881	$ 153,872
Cost of sales	109,766	116,299
Gross profit	8,115	37,573
Operating expenses:
Selling	54,753	53,637
General and administrative	17,634	25,570
Research and development	7,161	8,113
Total operating expenses	79,548	87,320
Loss from operations	(71,433)	(49,747)
Other income (expense), net	2,435	(796)
Loss before income taxes	(68,998)	(50,543)
Income tax provision	3,008	12,442
Net loss	(72,006)	(62,985)
Dividends on convertible preferred stock	783	2,625
Net loss allocable to common shareholders	$ (72,789)	$ (65,610)

Loss per common share:
Basic	($1.03)	($1.01)
Diluted	($1.03)	($1.01)
Weighted-average common shares outstanding:
Basic	70,996	64,887
Diluted	70,996	64,887

	Year Ended
	December 31,
	2012	2011

Net sales	$ 832,008	$ 886,528
Cost of sales	585,069	575,226
Gross profit	246,939	311,302
Operating expenses:
Selling	267,575	265,325
General and administrative	66,552	92,756
Research and development	29,542	34,309
Total operating expenses	363,669	392,390
Loss from operations	(116,730)	(81,088)
Other expense, net	(1,811)	(9,173)
Loss before income taxes	(118,541)	(90,261)
Income tax provision	5,662	81,559
Net loss	(124,203)	(171,820)
Dividends on convertible preferred stock	8,447	10,500
Net loss allocable to common shareholders	$ (132,650)	$ (182,320)

Loss per common share:
Basic	($1.98)	($2.82)
Diluted	($1.98)	($2.82)
Weighted-average common shares outstanding:
Basic	67,061	64,601
Diluted	67,061	64,601

Callaway Golf Company
Consolidated Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended
	December 31,
	2012	2011
Cash flows from operating activities:
Net loss	$ (124,203)	$ (171,820)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	34,411	38,636
Impairment charges	21,933	6,533
Deferred taxes, net	(1,925)	55,930
Non-cash share-based compensation	3,142	9,570
Gain on disposal of long-lived assets	(1,261)	(7,491)
Gain on sale of intangible assets	(6,602)	-
Debt discount amortization	235	-
Changes in assets and liabilities	45,462	78,740
Net cash (used in) provided by operating activities	(28,808)	10,098

Cash flows from investing activities:
Capital expenditures	(18,403)	(28,931)
Net proceeds from sale of intangible assets	26,861	-
Proceeds from sale of property, plant and equipment	355	19,371
Other investing activities	(3,268)	-
Net cash provided by (used in) investing activities	5,545	(9,560)

Cash flows from financing activities:
Proceeds from issuance of convertible notes	46,819	-
Debt issuance cost	(3,534)	-
Issuance of common stock	-	2,195
Dividends paid	(11,019)	(13,093)
Issuance of treasury stock	19	-
Credit facility origination fees	-	(2,467)
Other financing activities	(159)	80
Net cash provided by (used in) financing activities	32,126	(13,285)

Effect of exchange rate changes on cash	117	727
Net increase (decrease) in cash and cash equivalents	8,980	(12,020)
Cash and cash equivalents at beginning of period	43,023	55,043
Cash and cash equivalents at end of period	$ 52,003	$ 43,023

Callaway Golf Company
Consolidated Net Sales and Operating Segment Information
(In thousands)
(Unaudited)

	Net Sales by Product Category				Net Sales by Product Category
	Quarter Ended				Year Ended
	December 31,		Growth/(Decline)		December 31,		Growth/(Decline)
	2012	2011	Dollars	Percent	2012	2011(2)	Dollars	Percent
Net sales:
Woods	$ 20,163	$ 25,383	$ (5,220)	-21%	$ 200,588	$ 211,191	$ (10,603)	-5%
Irons	23,624	38,129	(14,505)	-38%	170,794	206,817	(36,023)	-17%
Putters	14,626	21,131	(6,505)	-31%	93,325	88,160	5,165	6%
Golf balls	20,572	28,273	(7,701)	-27%	139,576	160,359	(20,783)	-13%
Accessories and other (1)	38,896	40,956	(2,060)	-5%	227,725	220,001	7,724	4%
	$ 117,881	$ 153,872	$ (35,991)	-23%	$ 832,008	$ 886,528	$ (54,520)	-6%

	Net Sales by Region				Net Sales by Region
	Quarter Ended				Year Ended
	December 31,		Growth/(Decline)		December 31,		Growth/(Decline)
	2012	2011	Dollars	Percent	2012	2011	Dollars	Percent
Net sales:
United States	$ 40,840	$ 61,682	$ (20,842)	-34%	$ 390,030	$ 419,448	$ (29,418)	-7%
Europe	14,830	19,129	(4,299)	-22%	120,160	133,572	(13,412)	-10%
Japan	36,443	41,644	(5,201)	-12%	157,315	149,768	7,547	5%
Rest of Asia	14,276	14,152	124	1%	75,035	82,746	(7,711)	-9%
Other foreign countries	11,492	17,265	(5,773)	-33%	89,468	100,994	(11,526)	-11%
	$ 117,881	$ 153,872	$ (35,991)	-23%	$ 832,008	$ 886,528	$ (54,520)	-6%

	Operating Segment Information				Operating Segment Information
	Quarter Ended				Year Ended
	December 31,		Growth/(Decline)		December 31,		Growth/(Decline)
	2012	2011	Dollars	Percent	2012	2011	Dollars	Percent
Net sales:
Golf clubs	$ 97,309	$ 125,599	$ (28,290)	-23%	$ 692,432	$ 726,169	$ (33,737)	-5%
Golf balls	20,572	28,273	(7,701)	-27%	139,576	160,359	(20,783)	-13%
	$ 117,881	$ 153,872	$ (35,991)	-23%	$ 832,008	$ 886,528	$ (54,520)	-6%

Income (loss) before income taxes:
Golf clubs	$ (49,590)	$ (20,591)	$ (28,999)	-141%	$ (56,838)	$ (3,899)	$ (52,939)	1358%
Golf balls	(10,675)	(10,382)	(293)	-3%	(18,724)	(12,655)	(6,069)	-48%
Reconciling items (3)	(8,733)	(19,570)	10,837	55%	(42,979)	(73,707)	30,728	42%
	$ (68,998)	$ (50,543)	$ (18,455)	-37%	$ (118,541)	$ (90,261)	$ (28,280)	31%

(1)Accessories & other include packaged sets as well as pre-owned product sales.
(2)Certain prior period amounts have been reclassified between product categories to conform with the current period presentation.
(3)Represents corporate general and administrative expenses and other income (expense) not utilized by management in determining segment profitability.

Callaway Golf Company
Supplemental Financial Information - Non-GAAP Reconciliation
(In thousands, except per share data)
(Unaudited)

	Quarter Ended December 31,					Quarter Ended December 31,
	2012					2011

	Pro Forma Callaway Golf (1)	Cost Reduction Initiatives(1) (3)	Non-Cash Tax Adjustment(2)	Total as Reported		Pro Forma Callaway Golf (1)	Global Operations Strategy(1)	Non-Cash Impairment Charge (1)	Restructuring(1)	Non-Cash Tax Adjustment(2)	Total as Reported
Net sales	$ 117,881	$ -	$ -	$ 117,881		$ 153,872	$ -	$ -	$ -	$ -	$ 153,872
Gross profit	16,084	(7,969)	-	8,115		41,025	(3,250)	-	(202)	-	37,573
% of sales	14%	n/a	n/a	7%		27%	n/a	n/a	n/a	n/a	24%
Operating expenses	73,566	5,982	-	79,548		78,771	3,859	1,120	3,570	-	87,320
Expense from operations	(57,482)	(13,951)	-	(71,433)		(37,746)	(7,109)	(1,120)	(3,772)	-	(49,747)
Other income (expense), net	2,435	-	-	2,435		(796)	-	-	-	-	(796)
Loss before income taxes	(55,047)	(13,951)	-	(68,998)		(38,542)	(7,109)	(1,120)	(3,772)	-	(50,543)
Income tax provision (benefit)	(21,193)	(5,372)	29,573	3,008		(14,839)	(2,737)	(431)	(1,453)	31,902	12,442
Net loss	(33,854)	(8,579)	(29,573)	(72,006)		(23,703)	(4,372)	(689)	(2,319)	(31,902)	(62,985)
Dividends on convertible preferred stock	783	-	-	783		2,625	-	-	-	-	2,625
Net loss allocable to common shareholders	$ (34,637)	$ (8,579)	$ (29,573)	$ (72,789)		$ (26,328)	$ (4,372)	$ (689)	$ (2,319)	$ (31,902)	$ (65,610)

Diluted loss per share:	$ (0.49)	$ (0.12)	$ (0.42)	$ (1.03)		$ (0.41)	$ (0.07)	$ (0.01)	$ (0.03)	$ (0.49)	$ (1.01)
Weighted-average shares outstanding:	70,996	70,996	70,996	70,996		64,887	64,887	64,887	64,887	64,887	64,887

	Year Ended Ended December 31,					Year Ended Ended December 31,
	2012					2011
	Pro Forma Callaway Golf (1)	Gain on Sale of Top-Flite & Ben Hogan(1)	Cost Reduction Initiatives(1) (3)	Non-Cash Tax Adjustment (2)	Total as Reported	Pro Forma Callaway Golf (1)	Global Operations Strategy(1)	Non-Cash Impairment Charge (1)	Restructuring (1)	Gain on Sale of Buildings (1)	Non-Cash Tax Adjustment (2)	Total as Reported
Net sales	$ 832,008	$ -	$ -	$ -	$ 832,008	$ 886,528	$ -	$ -	$ -	$ -	$ -	$ 886,528
Gross profit	283,171	-	(36,232)	-	246,939	333,143	(20,590)	-	(1,251)	-	-	311,302
% of sales	34%	n/a	n/a	n/a	30%	38%	n/a	n/a	n/a	n/a	n/a	35%
Operating expenses	352,797	(6,602)	17,474	-	363,669	372,859	4,090	6,533	15,078	(6,170)	-	392,390
Income (expense) from operations	(69,626)	6,602	(53,706)	-	(116,730)	(39,716)	(24,680)	(6,533)	(16,329)	6,170	-	(81,088)
Other expense, net	(1,811)	-	-	-	(1,811)	(9,173)	-	-	-	-	-	(9,173)
Income (loss) before income taxes	(71,437)	6,602	(53,706)	-	(118,541)	(48,889)	(24,680)	(6,533)	(16,329)	6,170	-	(90,261)
Income tax provision (benefit)	(27,503)	2,542	(20,678)	51,301	5,662	(18,822)	(9,502)	(2,515)	(6,287)	2,247	116,438	81,559
Net income (loss)	(43,934)	4,060	(33,028)	(51,301)	(124,203)	(30,067)	(15,178)	(4,018)	(10,042)	3,923	(116,438)	(171,820)
Dividends on convertible preferred stock	8,447	-	-	-	8,447	10,500	-	-	-	-	-	10,500
Net income (loss) allocable to common shareholders	$ (52,381)	$ 4,060	$ (33,028)	$ (51,301)	$ (132,650)	$ (40,567)	$ (15,178)	$ (4,018)	$ (10,042)	$ 3,923	$ (116,438)	$ (182,320)

Diluted earnings (loss) per share:	$ (0.78)	$ 0.06	$ (0.49)	$ (0.77)	$ (1.98)	$ (0.63)	$ (0.23)	$ (0.06)	$ (0.16)	$ 0.06	$ (1.80)	$ (2.82)
Weighted-average shares outstanding:	67,061	67,061	67,061	67,061	67,061	64,601	64,601	64,601	64,601	64,601	64,601	64,601

(1)For comparative purposes, the Company applied an annualized statutory tax rate of 38.5% to derive pro forma results.
(2)Current period impact of valuation allowance established against the Company's U.S. deferred tax assets and impact of applying statutory tax rate of 38.5% to pro forma results.

(3)Includes costs associated with workforce reductions, transition costs associated with licensing the Company's North American apparel and footwear businesses, transition costs associated with outsourcing the development of any new technology in the Company's uPro GPS business, and cost associated with the reorganization of the Company's golf ball manufacturing supply chain.

	2012 Trailing Twelve Month Adjusted EBITDA					2011 Trailing Twelve Month Adjusted EBITDA
Adjusted EBITDA:	Quarter Ended					Quarter Ended
	March 31,	June 30,	September 30,	December 31,		March 31,	June 30,	September 30,	December 31,
	2012	2012	2012	2012	Total	2011	2011	2011	2011	Total
Net income (loss)	$ 31,802	$ 2,799	$ (86,798)	$ (72,006)	$ (124,203)	$ 12,818	$ (59,066)	$ (62,587)	$ (62,985)	$ (171,820)
Interest expense, net	817	884	1,343	1,919	4,963	142	207	399	324	1,072
Income tax provision (benefit)	(292)	2,196	750	3,008	5,662	8,780	45,483	14,854	12,442	81,559
Depreciation and amortization expense	8,745	9,489	8,342	7,835	34,411	9,880	9,311	9,247	10,198	38,636
Impairment charge	-	-	17,056	4,877	21,933	-	5,413	-	1,120	6,533
Adjusted EBITDA	$ 41,072	$ 15,368	$ (59,307)	$ (54,367)	$ (57,234)	$ 31,620	$ 1,348	$ (38,087)	$ (38,901)	$ (44,020)

	Callaway Golf Company
	Supplemental Financial Information - Non-GAAP Reconciliation
	(In thousands, except per share data)
	(Unaudited)

	Six Months Ended June 30,
	2012
	Pro Forma Callaway Golf (1)	Non-Cash Tax Adjustment (2)	Cost Reduction Initiatives(1) (3)	Gain on Sale of Top-Flite & Ben Hogan(1)	Total as Reported
Net sales	$ 566,221	$ -	$ -	$ -	$ 566,221
Gross profit	235,985	-	(961)	-	235,024
% of sales	42%	n/a	n/a	n/a	42%
Operating expenses	200,524	-	3,710	(6,602)	197,632
Income (expense) from operations	35,461	-	(4,671)	6,602	37,392
Other expense, net	(887)	-	-	-	(887)
Income (loss) before income taxes	34,574	-	(4,671)	6,602	36,505
Income tax provision (benefit)	13,311	(12,151)	(1,798)	2,542	1,904
Net income (loss)	21,263	12,151	(2,873)	4,060	34,601
Dividends on convertible preferred stock	5,250	-	-	-	5,250
Net income (loss) allocable to common shareholders	$ 16,013	$ 12,151	$ (2,873)	$ 4,060	$ 29,351

Diluted earnings (loss) per share:	$ 0.25	$ 0.14	$ (0.03)	$ 0.05	$ 0.41
Weighted-average shares outstanding:	84,950	84,950	84,950	84,950	84,950

(1)For comparative purposes, the Company applied an annualized statutory tax rate of 38.5% to derive pro forma results.
(2)Current period impact of valuation allowance established against the Company's U.S. deferred tax assets and impact of applying statutory tax rate of 38.5% to pro forma results.
(3)Includes costs associated with workforce reductions and transition costs associated with licensing the Company's North American apparel business and footwear business.

2013 Non-GAAP Reconciliation

The non-GAAP pro forma estimates of net income and earnings per share for full year 2013 exclude carryover charges of $4.2 million (or $0.06 per share) related to the Company's prior cost-reduction initiatives.  The non-GAAP pro forma estimates of net income and earnings per share for the first half of 2013 exclude carryover charges of $3.8 million (or $0.05 per share) related to the Company's prior cost-reduction initiatives. Additionally, the Company's pro forma estimates assume a tax rate of 38.5%.

Callaway Golf Company
Summary of Ongoing and Sold or Transitioned Pro Forma Net Sales and Gross Profit
(In thousands)
(Unaudited)

	Quarter Ended March, 31, 2012			Quarter Ended June 30, 2012			Quarter Ended September 30, 2012			Quarter Ended December 31, 2012			Year Ended December 31, 2012
	Pro Forma Results	Ongoing Business	Sold or Transitioned Business (1)	Pro Forma Results	Ongoing Business	Sold or Transitioned Business (1)	Pro Forma Results	Ongoing Business	Sold or Transitioned Business (1)	Pro Forma Results	Ongoing Business	Sold or Transitioned Business (1)	Pro Forma Results	Ongoing Business	Sold or Transitioned Business (1)
Net sales	$ 285,098	$ 263,792	$ 21,306	$ 281,123	$ 255,137	$ 25,986	$ 147,906	$ 138,902	$ 9,004	$ 117,881	$ 113,931	$ 3,950	$ 832,008	$ 771,762	$ 60,246

Gross profit	$ 124,395	$ 121,907	$ 2,488	$ 111,590	$ 106,485	$ 5,105	$ 31,102	$ 32,731	$ (1,629)	$ 16,084	$ 17,529	$ (1,445)	$ 283,171	$ 278,652	$ 4,519
% of Sales	44%	46%	12%	40%	42%	20%	21%	24%	-18%	14%	15%	-37%	34%	36%	8%

	Quarter Ended March, 31, 2011			Quarter Ended June 30, 2011			Quarter Ended September 30, 2011			Quarter Ended December 31, 2011			Year Ended December 31, 2011
	Pro Forma Results	Ongoing Business	Sold or Transitioned Business (1)	Pro Forma Results	Ongoing Business	Sold or Transitioned Business (1)	Pro Forma Results	Ongoing Business	Sold or Transitioned Business (1)	Pro Forma Results	Ongoing Business	Sold or Transitioned Business (1)	Pro Forma Results	Ongoing Business	Sold or Transitioned Business (1)
Net sales	$ 285,599	$ 260,203	$ 25,396	$ 273,814	$ 247,886	$ 25,928	$ 173,243	$ 158,011	$ 15,232	$ 153,872	$ 139,643	$ 14,229	$ 886,528	$ 805,743	$ 80,785

Gross profit	$ 129,983	$ 126,345	$ 3,638	$ 108,509	$ 104,667	$ 3,842	$ 53,626	$ 55,160	$ (1,534)	$ 41,025	$ 43,500	$ (2,475)	$ 333,143	$ 329,673	$ 3,470
% of Sales	46%	49%	14%	40%	42%	15%	31%	35%	-10%	27%	31%	-17%	38%	41%	4%

(1) Includes: Top-Flite and Ben Hogan branded products, apparel and footwear in North America and uPro GPS devices.